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                                                                      Exhibit 11

                            BHA GROUP HOLDINGS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)






                                                    Three Months Ended
                                          March 31, 1999                      March 31, 1998

                               Net Earnings   Shares    Per-Share   Net Earnings  Shares    Per-Share
                                (Numerator)  (Denom.)      Amt.     (Numerator)   (Denom.)     Amt.
                                ----------   --------      ----     -----------   --------     ----
 Basic earnings per share:
  Earnings available to
   common shareholders            ($ 155)      7,021    ($ 0.02)      $ 2,100      7,172     $ 0.29

    Effect of dilutive
securities--stock options          --            --                      --          525

   Diluted earnings per
     share: Earnings
   available to common
 shareholders and assumed
        conversion                ($ 155)      7,021    ($ 0.02)      $ 2,100      7,697     $ 0.27

                               =================================== ===================================





                                                    Six Months Ended
                                          March 31, 1999                      March 31, 1998

                               Net Earnings   Shares    Per-Share   Net Earnings  Shares    Per-Share
                                (Numerator)  (Denom.)      Amt.     (Numerator)   (Denom.)     Amt.
                                ----------   --------      ----     -----------   --------     ----
  Basic earnings per share:
  Earnings available to
   common shareholders           $ 1,160       7,082     $ 0.16       $ 3,491      7,164     $ 0.49

    Effect of dilutive
securities--stock options           --           167                    --           520

   Diluted earnings per
     share: Earnings
   available to common
 shareholders and assumed
        conversion               $ 1,160       7,249     $ 0.16       $ 3,491      7,684     $ 0.45
                               =================================== ===================================


                                      -18-


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